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                                                                      Exhibit 23



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements pertaining to the 1992 Incentive Stock Plan (Form S-8 No. 33-58564) and the Employee Stock Purchase Plan (Form S-8 No. 33-87062) of Newport Corporation of our report dated January 26, 1999, with respect to the consolidated financial statements and schedule of Newport Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                           /S/ ERNST & YOUNG LLP


Orange County, California
March 22, 1999